Exhibit 99.1

YRC Worldwide Provides Quarter-To-Date Operating Data for First Quarter 2020

OVERLAND PARK, Kan., March 13, 2020 — YRC Worldwide Inc. (NASDAQ: YRCW) reported certain operating metrics for the first two months of the first quarter 2020.

As detailed in our most recent Form 10-K, as we progress through our previously discussed enterprise transformation, we will be reporting our five brands, which were formerly reported as two segments, now as one company on a consolidated basis. For YRC Worldwide less-than-truckload (LTL), the percent change from 2019 to 2020:

	Shipments per Day	Weight per Shipment	Tonnage per Day	Revenue per Hundredweight	Revenue per Shipment
January	-5.3%	4.0%	-1.5%	-5.3%	-1.5%
February	-2.4%	2.8%	0.3%	-3.1%	-0.4%
QTD	-3.9%	3.4%	-0.7%	-4.2%	-1.0%

As of the date of this release, the impact of the coronavirus outbreak has not had a significant impact on our 2020 financials. However, the situation is changing rapidly on a daily basis. The extent to which the coronavirus may impact our future results is uncertain and we will monitor evolving trends and make necessary adjustments as facts and circumstances dictate.

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Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Words such as “will,” “expect,” “intend,” “anticipate,” “believe,” “could,” “would,” “should,” “may,” “project,” “forecast,” “propose,” “plan,” “designed,” “enable,” and similar expressions which speak only as of the date the statement was made are intended to identify forward-looking statements. Forward-looking statements are inherently uncertain, are based upon current beliefs, assumptions and expectations of Company management and current market conditions, and are subject to significant business, economic, competitive, regulatory and other risks, uncertainties and contingencies, known and unknown, many of which are beyond our control. Our future financial condition and results could differ materially from those predicted in such forward-looking statements because of a number of factors, including (without limitation) general economic factors, including the impact of a global or national epidemic like the recent coronavirus outbreak; customer demand in the retail and manufacturing sectors; business risks and increasing costs associated with the transportation industry, including increasing equipment, operational and technology costs and disruption from natural disasters; competition and competitive pressure on pricing; the risk of labor disruptions or stoppages, if our relationship with our employees and unions were to deteriorate; increasing pension expense and funding obligations, subject to interest rate volatility; increasing costs relating to our self-insurance claims expenses; our ability to finance the maintenance, acquisition and replacement of revenue equipment and other necessary capital expenditures; our ability to comply and the cost of compliance with, or liability resulting from violation of, federal, state, local and foreign laws and regulations, including (without limitation) labor laws and laws and regulations regarding the environment; impediments to our operations and business resulting from anti-terrorism measures; the impact of claims and litigation expense to which we are or may become exposed; failure to realize the expected benefits and costs savings from our performance and operational improvement initiatives; our ability to attract and retain qualified drivers and increasing costs of driver compensation; a significant privacy breach or IT system disruption; risks of operating in foreign countries; our dependence on key employees; seasonality; shortages of fuel and changes in the cost of fuel or the index upon which we base our fuel surcharge and the effectiveness of our fuel surcharge program in protecting us against fuel price volatility; our ability to generate sufficient liquidity to satisfy our cash needs and future cash commitments, including (without limitation) our obligations related to our indebtedness and lease and pension funding requirements, and our ability to achieve increased cash flows through improvement in operations; limitations on our operations, our financing opportunities, potential strategic transactions, acquisitions or dispositions resulting from restrictive covenants in the documents governing our existing and future indebtedness; our failure to comply with the covenants in the documents governing our existing and future indebtedness; fluctuations in the price of our common stock; dilution from future issuances of our common stock; our intention not to pay dividends on our common stock; that we have the ability to issue preferred stock that may adversely affect the rights of holders of our common stock; and other risks and contingencies, including (without limitation) the risk factors that are included in our reports filed with the SEC, including those described under “Risk Factors” in our annual report on Form 10-K and quarterly reports on Form 10-Q.

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About YRC Worldwide

YRC Worldwide Inc., headquartered in Overland Park, Kan., is the holding company for a portfolio of less-than-truckload (LTL) companies including Holland, New Penn, Reddaway, and YRC Freight, as well as the logistics company HNRY Logistics. Collectively, YRC Worldwide companies have one of the largest, most comprehensive logistics and LTL networks in North America with local, regional, national and international capabilities. Through their teams of experienced service professionals, YRC Worldwide companies offer industry-leading expertise in flexible supply chain solutions, ensuring customers can ship industrial, commercial and retail goods with confidence.

Please visit our website at www.yrcw.com for more information.

Investor Contact:	Eric Birge
913-696-6108
investor@yrcw.com

Media Contact:	Mike Kelley
913-696-6121
mike.kelley@yrcw.com

SOURCE: YRC Worldwide

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